Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-4

(Form Type)

CAPSTONE DENTAL PUBCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	457(f)(2)	43,935,708(2)	$0.0034(3)	$149,382	0.00014760	$22.05

Equity	Common Stock, par value $0.01 per share	457(c) and 457(f)(1)	8,233,108(4)	$3.225(5)	$26,551,774	0.00014760	$3,919.05

Total Offering Amounts							$3,941.10

Total Fees Previously Paid							$2,000.00

Total Fee Offsets							N/A

Net Fee Due							$1,941.10

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 37,947,758 shares of Capstone Dental Pubco, Inc. (“New Parent”) common stock, par value $0.01 per share (“New Parent common stock”), issuable in exchange for 11,833,528 shares of common stock, par value $0.01 per share, of Keystone Dental Holdings, Inc. (“Keystone”) deemed outstanding as of September 30, 2023, calculated by multiplying the number of such shares of Keystone common stock by the applicable exchange ratio of 3.2068-for-one, (ii) 5,561,320 shares of New Parent common stock issuable upon the exercise of options to purchase 1,734,227 shares of Keystone common stock outstanding as of September 30, 2023, which will convert into options to purchase shares of New Parent common stock, calculated by multiplying the number of such Keystone options by the applicable exchange ratio of 3.2068-for-one, and (iii) 426,630 shares of New Parent common stock issuable upon the exercise of Keystone warrants to purchase 133,039 shares of Keystone common stock, outstanding as of September 30, 2023, which will convert into warrants to purchase shares of New Parent common stock, calculated by multiplying the number of such Keystone warrants by the applicable exchange ratio of 3.2068-for-one, in each case in accordance with the terms of the Business Combination Agreement, dated as of August 16, 2023, among New Parent, Keystone, Capstone Merger Sub Ltd., Capstone Merger Sub Corp. and Check-Cap Ltd. (“Check-Cap”) described in the prospectus included in this Registration Statement (the “Business Combination Agreement”). The final exchange ratio will not be known until the closing of the Business Combination, and the Registrant is using an exchange ratio in this filing fee table of 3.2068-for-one that is higher than the estimated exchange ratio of 2.6656-for-one set forth in the Registration Statement as a precaution to ensure that there will be sufficient shares of New Parent common stock registered in any scenario.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the shares of Keystone common stock to be exchanged in the Business Combination as of immediately prior to the consummation of the Business Combination. Keystone is a private company, no market exists for its securities and Keystone has an accumulated capital deficit.

(4)

Consists of (i) an aggregate of 5,850,664 shares of New Parent common stock issuable to holders of ordinary shares, par value NIS 48.00 per share, of Check-Cap and holders of restricted share units of Check-Cap that will have been fully vested as of immediately prior to the effective time of the Israeli Merger (as such term is defined in the Business Combination Agreement) but had not been settled in Check-Cap ordinary shares and (ii) 2,382,444 shares underlying warrants to purchase Check-Cap ordinary shares outstanding as of the date of the filing of this Registration Statement.

(5)

Based on $3.225, the average of the high and low prices of the Check-Cap ordinary shares as reported on the Nasdaq Capital Market on October 23, 2023, a date within five business days prior to the filing of this Registration Statement.